UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road Suite 400
Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 248 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2024, Superior Industries International, Inc. held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting totals as provided by Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Majdi B. Abulaban	21,387,209	781,371	6,015,918
Michael R. Bruynesteyn	19,113,080	3,055,500	6,015,918
Richard J. Giromini	19,053,357	3,115,223	6,015,918
Paul J. Humphries	19,226,358	2,902,222	6,015,918
Timothy C. McQuay	19,723,890	2,444,690	6,015,918
Deven H. Petito	21,432,158	736,422	6,015,918
Ellen B. Richstone	20,831,818	1,336,762	6,015,918

Proposal Two: Advisory Vote on Executive Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
18,817,236	3,216,988	134,356	6,015,918

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
27,708,838	450,025	25,635

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number Exhibit Description .

104 Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Industries International, Inc.

Date:	May 24, 2024	By:	/s/ David M. Sherbin
David M. Sherbin Senior Vice President, General Counsel, Chief Compliance Officer and Secretary